UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2016

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32227	20-0486586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabela Drive, Sidney, Nebraska 69160

(Address of Principal Executive Offices) (Zip Code)

(308) 254-5505

(Registrant’s telephone number, including area code)

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2016, Cabela’s Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”) and the Company. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company would become a wholly owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $65.50 in cash, without interest thereon (the “Merger Consideration”), other than (i) shares that are held in the treasury of the Company or owned of record by any subsidiary of the Company, (ii) shares owned of record by Parent, Sub or any of their respective subsidiaries, and (iii) shares held by stockholders who have not voted in favor of or consented to the adoption of the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal.

Treatment of Outstanding Equity Awards. The Merger Agreement provides that the Company board shall adopt all necessary resolutions to provide that each option to purchase shares of Company Common Stock granted under any of the Company’s equity incentive stock plans (the “Company Options”) that is outstanding immediately prior to the Effective Time will become fully vested and, as of the Effective Time, will be cancelled by virtue of the Merger and, in exchange therefor, each holder of any such cancelled Company Option will be entitled to receive a payment in cash of an amount equal to the product of (a) the total number of shares of Company Common Stock subject to such cancelled Company Option, multiplied by (b) the excess, if any, of the Merger Consideration over the exercise price per share subject to such cancelled Company Option, without interest (such amounts payable hereunder, the “Option Payments”); provided, however, that (1) any such Company Option with respect to which the exercise price per share subject thereto is equal or greater than the Merger Consideration shall be cancelled in exchange for no consideration and (2) such Option Payments will be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

The Merger Agreement provides that the Company Board shall adopt all necessary resolutions to provide that each outstanding award of restricted stock units (“RSUs”) of the Company (each, an “RSU Award”) that is outstanding immediately prior to the Effective Time will become fully vested, any performance conditions applicable to each RSU Award will be deemed satisfied in full and each RSU Award will be cancelled as of the Effective Time, and, in exchange therefor, each holder of a cancelled RSU Award will be entitled to receive an amount in cash equal to the number of RSUs subject to such cancelled RSU Award multiplied by the Merger Consideration, without interest.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (ii) the consummation of the purchase and sale of the banking business of the Company’s wholly owned subsidiary, World’s Foremost Bank, a Nebraska banking corporation (“WFB”), in accordance with the Bank Purchase Agreement (as defined below) and merger of WFB into the Company or another subsidiary of the Company and termination of its bank charter, (iii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, (iv) the absence of any order by any governmental entity rendering the Merger illegal, or prohibiting, enjoining or otherwise preventing the Merger and (v) other customary closing conditions. The consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company, subject to certain exceptions, to use commercially reasonable efforts to, and cause each of its subsidiaries to use commercially reasonable efforts to, conduct its operations in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization, retain the services of its present officers and key employees and preserve the goodwill of and relationships with persons with whom it has material business relationships. The Merger Agreement also prohibits the Company’s solicitation of third-party proposals relating to any (a) acquisition of assets representing (i) fifteen percent (15%) or more of the consolidated assets of the Company and its subsidiaries or (ii) fifteen percent (15%) or more of the consolidated net revenues or consolidated net income of the Company and its subsidiaries or fifteen percent (15%) or more of the outstanding shares of capital stock of the Company, (b) any tender offer or exchange offer that, if consummated, would result in any person or group owning, directly or indirectly, fifteen percent (15%) or more of the outstanding shares of Company Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction to which the Company or any of its subsidiaries is a party pursuant to which any person or group (or the shareholders of any person) would own, directly or indirectly, fifteen percent (15%) or more of the equity securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated by the Merger Agreement (a “Competing Proposal”). The Merger Agreement also restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board to recommend that the Company’s stockholders adopt the Merger Agreement. However, the Company Board is permitted to change its recommendation to the Company’s stockholders if the Company Board receives a Superior Proposal or if there is an Intervening Event (as each such term is defined in the Merger Agreement) but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereof.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $126,000,000 (the “Company Termination Fee”). Upon termination of the Merger Agreement under certain circumstances, the Parent would be obligated to pay the Company a termination fee of $230,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bank Purchase Agreement. In connection with the Merger Agreement, the Company entered into a Sale and Purchase Agreement, dated as of October 3, 2016 (the “Bank Purchase Agreement”), by and among the Company, WFB and Capital One, National Association (“Capital One”). The Bank Purchase Agreement provides for, in connection with the closing of the Merger, the sale to Capital One of the business of WFB, which includes the credit card program operated by the Company, using WFB as the issuer. Pursuant to the Bank Purchase Agreement, WFB has agreed to sell to Capital One, and Capital One has agreed to purchase from WFB, substantially all of the assets of WFB, including, the Cabela’s Club credit card co-branded accounts and WFB’s equity interests in the securitization funding vehicles WFB Funding, LLC and WFB Funding Corporation. Pursuant to the Bank Purchase Agreement, Capital One has also agreed to assume certain liabilities of WFB. The consummation of the transaction contemplated by the Bank Purchase Agreement is subject to the satisfaction or waiver of specified closing conditions, including (i) the filing of required notices and the obtainment of required consents from the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Nebraska Department of Banking and Finance; (ii) the absence of any order prohibiting or making illegal the transactions; (iii) the continued effectiveness of the Bank Program Agreement; (iv) the satisfaction or waiver of conditions set forth in the Merger Agreement; (v) in the case of Capital One, the absence of a Materially Burdensome Regulatory Condition (as defined in the Bank Purchase Agreement); (vi) receipt of written notice from each of S&P Global Ratings, Fitch Ratings, Inc. and DBRS, Inc. that the transaction described in the Bank Purchase Agreement and related transaction documents will not result in a reduction or withdrawal of its then-existing rating with respect to any outstanding series or class with respect to which it is a rating agency; (vii) termination of each outstanding series of variable funding notes issued by Cabela’s Credit Card Master Note Trust; (viii) the receipt of legal and tax opinions and other customary documentation required in connection with the transfer of securitization vehicles; and (ix)

customary closing conditions. In the event that the Bank Purchase Agreement is terminated under certain circumstances in which a Company Termination Fee is payable by the Company to Parent under the Merger Agreement, Capital One will be entitled to receive a termination fee of $14,000,000. In the event that the Bank Purchase Agreement is terminated after the Company and Parent mutually agree to terminate the Merger Agreement and, in connection with such termination, Parent received any payment or fee from the Company, Capital One will be entitled to receive a termination fee of ten percent (10%) of the aggregate payment or fee received by Parent from the Company.

The foregoing description of the Bank Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bank Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement, Voting Agreements (as defined below) and Bank Purchase Agreement (collectively, the “Transaction Agreements”) and the above descriptions of the Transaction Agreements have been included to provide investors with information regarding the terms of the Transaction Agreements and are not intended to provide any other factual information about the parties to the Transaction Agreements or their respective subsidiaries or affiliates. The representations and warranties contained in each of the Transaction Agreements were made only for purposes of the respective Transaction Agreements and as of specific dates and are solely for the benefit of the respective parties to the Transaction Agreements. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Transaction Agreements, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Transaction Agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 3, 2016, the board of directors approved an amendment to the Company’s Amended and Restated Bylaws, effective the same date, to add a new Article 9 providing that, unless a majority of the board of directors of the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the corporation or any of its directors, officers, or other employees arising pursuant to any provision of the General Corporation Law of Delaware, the corporation’s certificate of incorporation, or these bylaws (in each case, as may be amended from time to time), or (d) any action asserting a claim against the corporation or any of its directors, officers, or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

The foregoing description of the amendment to the Company’s Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Company’s Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Voting Agreements. Each of the directors of the Company has entered into a voting agreement with Parent, dated as of October 3, 2016 (each a “Voting Agreement”), pursuant to which such director agreed to vote shares of Company Common Stock beneficially owned by him or her in favor of the Merger. Each Voting Agreement terminates upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time and (iii) the date of any amendment to, or waiver or modification of, the Merger Agreement that reduces the amount or changes the form of consideration payable to the Company’s stockholders, if the director has abstained from voting on or voted against such matter in his or her capacity as a director of the Company.

A form of the Voting Agreement executed by all directors other than James W. Cabela and Dennis Highby is filed as Exhibit 99.1. Forms of the Voting Agreements executed by James W. Cabela and Dennis Highby are filed as Exhibits 99.2 and 99.3, respectively. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Voting Agreements, which are filed as Exhibit 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Bank Program Agreement. In connection with the Merger Agreement and the Bank Purchase Agreement, the Company and Capital One entered into a Credit Card Program Agreement, dated as of October 3, 2016, by and between the Company and Capital One (the “Bank Program Agreement”). The Bank Program Agreement specifies the obligations of the Company and Capital One regarding the establishment and operation of the Cabela’s Club co-branded credit card Program that will be effective upon the closing of the transactions described in the Bank Purchase Agreement. The Bank Program Agreement will automatically terminate if the Bank Purchase Agreement terminates prior to the closing of the transactions contemplated by the Bank Purchase Agreement and may be terminated by Capital One before the closing of the transactions contemplated by the Bank Purchase Agreement in the event of certain uncured breaches of the Company’s obligations; provided that such breaches (other than failures in violation of applicable law) have a material and adverse effect on the credit card program contemplated thereby or related licensed intellectual property or materially diminish the economic value of the credit card program to Capital One.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Cabela’s Incorporated (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Bass Pro Group, LLC (“Bass Pro Group”) and a wholly-owned subsidiary of Bass Pro Group. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and Amendment No. 1 thereto, which were filed with the SEC on February 22, 2016 and April 29, 2016, respectively, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc. and Cabela’s Incorporated*

2.2	Sale and Purchase Agreement, dated as of October 3, 2016, by and among Cabela’s Incorporated, World’s Foremost Bank and Capital One, National Association*

3.1	Amendment to the Amended and Restated Bylaws of the Company

99.1	Form of Voting Agreement

99.2	Form of Voting Agreement, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., Cabela’s Incorporated and James W. Cabela

99.3	Form of Voting Agreement, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., Cabela’s Incorporated and Dennis Highby

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

October 7, 2016	By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc. and Cabela’s Incorporated*

2.2	Sale and Purchase Agreement, dated as of October 3, 2016, by and among Cabela’s Incorporated, World’s Foremost Bank and Capital One, National Association*

3.1	Amendment to the Amended and Restated Bylaws of the Company

99.1	Form of Voting Agreement

99.2	Form of Voting Agreement, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., Cabela’s Incorporated and James W. Cabela

99.3	Form of Voting Agreement, dated as of October 3, 2016, by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., Cabela’s Incorporated and Dennis Highby

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.